August 8, 2019

PRESS RELEASE

Century Casinos, Inc. Announces Second Quarter 2019 Results

Colorado Springs, Colorado – August 8, 2019 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three and six months ended June 30, 2019.

Second Quarter 2019 Highlights*

•	Net operating revenue was $52.4 million, an increase of 32% from the three months ended June 30, 2018.
•	Earnings from operations were $2.6 million, an increase of 161% from the three months ended June 30, 2018.
•	Net loss attributable to Century Casinos, Inc. shareholders was ($0.6) million, a change of (278%) from the three months ended June 30, 2018.
•	Adjusted EBITDA** was $6.7 million, an increase of 44% from the three months ended June 30, 2018.
•	Loss per share was ($0.02).
•	Book value per share*** at June 30, 2019 was $6.14.

Net (loss) earnings attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA for the three and six months ended June 30, 2019 compared to the three and six months ended June 30, 2018 were impacted by $1.0 million and $0.9 million, respectively, in non-recurring expenses related to the write-down of assets and receivables related to the Company’s ship-based casino onboard Glory Sea. Net (loss) earnings attributable to Century Casinos, Inc. shareholders for the 2019 periods also was impacted by $0.8 million in costs related to the Acquisition (as defined below).

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

The consolidated results for the three and six months ended June 30, 2019 and 2018 are as follows:

	For the three months			For the six months
Amounts in thousands, except per share data	ended June 30,			ended June 30,
Consolidated Results:	2019	2018	% Change	2019	2018	% Change
Net Operating Revenue	$52,445	$39,648	32%	$98,057	$80,270	22%
Earnings from Operations	2,598	996	161%	6,044	4,249	42%
Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders	$(565)	$317	(278%)	$503	$1,244	(60%)

Adjusted EBITDA**	$6,709	$4,661	44%	$13,412	$11,226	20%

(Loss) Earnings Per Share:
Basic	$(0.02)	$0.01	(300%)	$0.02	$0.04	(50%)
Diluted	$(0.02)	$0.01	(300%)	$0.02	$0.04	(50%)

On June 17, 2019, the Company entered into a definitive agreement to acquire the operations of Isle Casino Cape Girardeau, Lady Luck Caruthersville and Mountaineer Casino, Racetrack and Resort from Eldorado Resorts, Inc. (“Eldorado Resorts”) for approximately $107.0 million (the “Acquisition”), which it expects to finance through a new credit facility. Simultaneous with the closing of the Acquisition, VICI Properties Inc. (“VICI”) will acquire the real estate assets of the three properties for approximately $278.0 million and the Company will enter into a triple net lease agreement with VICI for the three casino properties. The lease will have an initial annual rent of approximately $25.0 million and an initial term of 15 years, with four five-year renewal options. The transaction, which is expected to close in early 2020, is subject to approvals of the Missouri Gaming Commission and the West Virginia Lottery as well as other customary closing conditions.

“We are pleased with the results of the second quarter. Excluding non-recurring expenses related to the write-down in connection with the Glory Sea casino, Adjusted EBITDA for the quarter was $7.6 million, or 62% higher than in the second quarter of last year. The newly opened Century Mile Racetrack and Casino is performing to our expectations and we look forward to the continuing ramp-up of that property,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked.  “We also look forward to completing our pending acquisition of three US casinos from Eldorado Resorts. This acquisition is transformational and will be a big milestone for Century,” Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

2/13

Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of June 30, 2019:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
Canada	Century Mile Racetrack and Casino
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Century Casino Bath
Corporate and Other	Corporate Other

The Company’s net operating revenue increased by $12.8 million, or 32%, and by $17.8 million, or 22%, for the three and six months ended June 30, 2019,  compared to the three and six months ended June 30, 2018.  Following is a summary of the changes in net operating revenue by reportable segment for the three and six months ended June 30, 2019,  compared to the three and six months ended June 30, 2018:

	Net Operating Revenue
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Canada	$21,988	$15,331	$6,657	43%	$38,289	$30,004	$8,285	28%
United States	8,809	8,476	333	4%	16,874	16,183	691	4%
Poland	20,107	14,567	5,540	38%	39,859	31,949	7,910	25%
Corporate and Other	1,541	1,274	267	21%	3,035	2,134	901	42%
Consolidated	$52,445	$39,648	$12,797	32%	$98,057	$80,270	$17,787	22%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

3/13

The Company’s earnings from operations increased by $1.6 million, or 161%, and by $1.8 million, or 42%, for the three and six months ended June 30, 2019,  compared to the three and six months ended June 30, 2018.   Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three and six months ended June 30, 2019,  compared to the three and six months ended June 30, 2018:

	Earnings (Loss) from Operations
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Canada	$4,883	$3,785	$1,098	29%	$8,583	$7,340	$1,243	17%
United States	1,642	1,548	94	6%	2,979	2,724	255	9%
Poland	1,021	(1,351)	2,372	176%	2,695	(329)	3,024	919%
Corporate and Other	(4,948)	(2,986)	(1,962)	(66%)	(8,213)	(5,486)	(2,727)	(50%)
Consolidated	$2,598	$996	$1,602	161%	$6,044	$4,249	$1,795	42%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders decreased by ($0.9) million, or (278%), and by ($0.7) million, or (60%), for the three and six months ended June 30, 2019,  compared to the three and six months ended June 30, 2018.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three and six months ended June 30, 2019,  compared to the three and six months ended June 30, 2018:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Canada	$2,536	$1,947	$589	30%	$4,085	$3,972	$113	3%
United States	1,236	1,151	85	7%	2,215	2,025	190	9%
Poland	425	(776)	1,201	155%	1,339	(246)	1,585	644%
Corporate and Other	(4,762)	(2,005)	(2,757)	(138%)	(7,136)	(4,507)	(2,629)	(58%)
Consolidated	$(565)	$317	$(882)	(278%)	$503	$1,244	$(741)	(60%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

4/13

The Company’s Adjusted EBITDA** increased by $2.0 million, or 44%, and by $2.2 million, or 20%, for the three and six months ended June 30, 2019 compared to the three and six months ended June 30, 2018.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three and six months ended June 30, 2019 compared to the three and six months ended June 30, 2018:

	Adjusted EBITDA**
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Canada	$5,944	$4,992	$952	19%	$10,974	$9,702	$1,272	13%
United States	2,170	2,091	79	4%	4,082	3,811	271	7%
Poland	1,985	153	1,832	1197%	4,435	2,256	2,179	97%
Corporate and Other	(3,390)	(2,575)	(815)	(32%)	(6,079)	(4,543)	(1,536)	(34%)
Consolidated	$6,709	$4,661	$2,048	44%	$13,412	$11,226	$2,186	20%

Balance Sheet and Liquidity

As of June 30, 2019, the Company had $47.0 million in cash and cash equivalents and  $72.5 million in outstanding debt on its balance sheet compared to $45.6 million in cash and cash equivalents and $59.5 million in outstanding debt at December 31, 2018.  The outstanding debt as of June 30, 2019 included $52.6 million related to the Company’s credit agreement with the Bank of Montreal,  $2.8 million of bank debt related to Casinos Poland, $2.2 million of bank debt related to Century Casino Bath, and $14.9 million related to a long-term land lease for Century Downs Racetrack and Casino (“CDR”), net of $0.4 million in deferred financing costs. Capital leases are no longer included in outstanding debt, due to the Company’s adoption of Accounting Standards Update 2016-02,  Leases (Topic 842), as of January 1, 2019.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended June 30, 2019 on its website at https://www.cnty.com/investor/financials/sec-filings/. The Company will also post a presentation on the second quarter results on its website at https://www.cnty.com/investor/presentations/.

The Company will host its second quarter 2019 earnings conference call today,  Thursday, August 8th, at 8:00 am MDT; 4:00 pm CEST, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until August 31, 2019 at https://www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

5/13

(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings

	For the three months		For the six months
	ended June 30,		ended June 30,
Amounts in thousands, except for per share information	2019	2018	2019	2018
Operating revenue:
Net operating revenue	$52,445	$39,648	$98,057	$80,270
Operating costs and expenses:
Total operating costs and expenses	49,861	38,651	92,012	76,020
Earnings (loss) from equity investment	14	(1)	(1)	(1)
Earnings from operations	2,598	996	6,044	4,249
Non-operating income (expense), net	(870)	(885)	(1,877)	(1,838)
Earnings before income taxes	1,728	111	4,167	2,411
Income tax provision	(1,370)	(14)	(2,086)	(993)
Net earnings	358	97	2,081	1,418
Net (earnings) loss attributable to non-controlling interests	(923)	220	(1,578)	(174)
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(565)	$317	$503	$1,244

(Loss) earnings per share attributable to Century Casinos, Inc.:
Basic	$(0.02)	$0.01	$0.02	$0.04
Diluted	$(0.02)	$0.01	$0.02	$0.04

Weighted average common shares
Basic	29,440	29,376	29,440	29,369
Diluted	29,440	29,974	30,114	29,984

6/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
	June 30,	December 31,
Amounts in thousands	2019	2018
Assets
Current assets	$59,582	$54,974
Property and equipment, net	201,097	187,017
Other assets	79,650	36,834
Total assets	$340,329	$278,825

Liabilities and Equity
Current liabilities	$54,842	$50,020
Non-current liabilities	97,419	45,422
Century Casinos, Inc. shareholders' equity	180,675	176,321
Non-controlling interests	7,393	7,062
Total liabilities and equity	$340,329	$278,825

7/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency* Results (unaudited)

	For the three months			For the six months
	ended June 30,			ended June 30,
Amounts in thousands	2019	2018	% Change	2019	2018	% Change
Net operating revenue as reported (GAAP)	$52,445	$39,648	32%	$98,057	$80,270	22%
Foreign currency impact vs. 2018	2,140			5,351
Net operating revenue constant currency (non-GAAP)*	$54,585	$39,648	38%	$103,408	$80,270	29%

Earnings from operations (GAAP)	$2,598	$996	161%	$6,044	$4,249	42%
Foreign currency impact vs. 2018	212			530
Earnings from operations constant currency (non-GAAP)*	$2,810	$996	182%	$6,574	$4,249	55%

Net (loss) earnings attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$(565)	$317	(278%)	$503	$1,244	(60%)
Foreign currency impact vs. 2018	31			173
Net (loss) earnings attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$(534)	$317	(268%)	$676	$1,244	(46%)

Gains and losses on foreign currency transactions are added back to net earnings in the Company’s Adjusted EBITDA** calculations. As such, there is no foreign currency impact to Adjusted EBITDA** when calculating Constant Currency* results.

Adjusted EBITDA Margins *** (unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2019	2018	2019	2018
Canada	27%	33%	29%	32%
United States	25%	25%	24%	24%
Poland	10%	1%	11%	7%
Corporate and Other	(220%)	(202%)	(200%)	(213%)
Consolidated Adjusted EBITDA Margin	13%	12%	14%	14%

8/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended June 30, 2019
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$2,536	$1,236	$425	$(4,762)	$(565)
Interest expense (income), net	1,320	—	45	28	1,393
Income taxes (benefit)	778	406	416	(230)	1,370
Depreciation and amortization	1,059	527	716	141	2,443
Net earnings attributable to non-controlling interests	681	—	213	29	923
Non-cash stock-based compensation	—	—	—	359	359
(Gain) loss on foreign currency transactions, cost recovery income and other	(432)	—	(78)	5	(505)
Loss on disposition of fixed assets	2	1	248	272	523
Acquisition costs	—	—	—	768	768
Adjusted EBITDA	$5,944	$2,170	$1,985	$(3,390)	$6,709

	For the three months ended June 30, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$1,947	$1,151	$(776)	$(2,005)	$317
Interest expense (income), net	1,020	—	36	19	1,075
Income taxes (benefit)	684	397	(210)	(857)	14
Depreciation and amortization	798	546	673	153	2,170
Net earnings (loss) attributable to non-controlling interests	199	—	(389)	(30)	(220)
Non-cash stock-based compensation	—	—	—	232	232
Gain on foreign currency transactions and cost recovery income	(65)	—	(12)	(113)	(190)
Loss (gain) on disposition of fixed assets	1	(3)	831	—	829
Pre-opening expenses	408	—	—	26	434
Adjusted EBITDA	$4,992	$2,091	$153	$(2,575)	$4,661

9/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the six months ended June 30, 2019
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$4,085	$2,215	$1,339	$(7,136)	$503
Interest expense (income), net	2,511	—	91	45	2,647
Income taxes (benefit)	1,542	764	876	(1,096)	2,086
Depreciation and amortization	1,856	1,086	1,487	439	4,868
Net earnings (loss) attributable to non-controlling interests	921	—	669	(12)	1,578
Non-cash stock-based compensation	—	—	—	620	620
Gain on foreign currency transactions and cost recovery income	(476)	—	(280)	(7)	(763)
(Gain) loss on disposition of fixed assets	(3)	17	253	300	567
Acquisition costs	—	—	—	768	768
Pre-opening expenses	538	—	—	—	538
Adjusted EBITDA	$10,974	$4,082	$4,435	$(6,079)	$13,412

	For the six months ended June 30, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$3,972	$2,025	$(246)	$(4,507)	$1,244
Interest expense (income), net	1,959	—	110	18	2,087
Income taxes (benefit)	1,219	699	112	(1,037)	993
Depreciation and amortization	1,670	1,086	1,322	245	4,323
Net earnings (loss) attributable to non-controlling interests	328	—	(124)	(30)	174
Non-cash stock-based compensation	—	—	—	347	347
(Gain) loss on foreign currency transactions and cost recovery income	(138)	—	(181)	70	(249)
Loss on disposition of fixed assets	3	1	858	1	863
Pre-opening expenses	689	—	405	350	1,444
Adjusted EBITDA	$9,702	$3,811	$2,256	$(4,543)	$11,226

10/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations and net earnings (loss) attributable to Century Casinos, Inc. shareholders. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results, excluding the local currency impact of foreign currency gains and losses, by the prior year’s average exchange rate for the quarter or year to date and comparing them to actual U.S. dollar results for the prior quarter or year to date. The average exchange rates for the current quarter and the prior year second quarter are reported in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. Constant currency information is not a measure of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net operating revenue, earnings from operations or net earnings (loss) attributable to Century Casinos, Inc. shareholders as determined in accordance with GAAP.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest net earnings (loss) and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items, such as acquisition and disposition costs and gain or loss. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP. Adjusted EBITDA is not considered a measure of performance recognized under GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

11/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; and the Century Casino in Calgary and St. Albert,  Alberta, Canada and in Bath, England; the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada and Century Bets! Inc. (“CBS”).  CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner of eight casino licenses throughout Poland, seven of which are currently operating; and  a 75% ownership interest in CDR in Calgary, Alberta, Canada. The Company operates five ship-based casinos under agreements with TUI Cruises. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company’s pending acquisition of three casinos from Eldorado Resorts is expected to close in early 2020. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

12/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, including the Acquisition, plans to refinance our credit facility through a new credit facility, the Bermuda project, debt repayment, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2018 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

13/13